Exhibit 99.2

NEWS RELEASE

Contacts:	Alan Krenek,
Chief Financial Officer
Basic Energy Services, Inc.
817-334-4100

Jack Lascar
Dennard ▪ Lascar Associates
713-529-6600

Basic Energy Services Obtains Court Approval Of Restructuring And Recapitalization Plan
MORE THAN $800 MILLION IN DEBT EQUITIZED
$125 MILLION IN NEW CAPITAL RAISED
COMPANY TARGETS EMERGENCE BEFORE YEAR-END

FORT WORTH, Texas, Dec. 9, 2016 /PRNewswire/ -- Basic Energy Services, Inc. (NYSE: BAS) ("Basic" or the "Company") today announced that the Company and its affiliated chapter 11 debtors obtained court approval of their prepackaged restructuring and recapitalization plan (the "Prepackaged Plan"), which received near unanimous support from voting creditors.

"The court's confirmation of our Prepackaged Plan represents a critical step towards emerging from chapter 11 and securing a bright future for Basic," said Roe Patterson, Basic's President and Chief Executive Officer.  "Basic is thankful for the continued support of our creditors, employees, customers and suppliers.  Their support has been integral to the successful outcome of the chapter 11 process and we look forward to emerging as quickly as possible as a healthier company, poised to continue providing our customers with dependable, high-quality services, which are the hallmark of our Company."
Among other things, the Prepackaged Plan equitizes over $800 million of unsecured debt, eliminates over $60 million in annual cash interest, and completes a new capital raise of $125 million.  Specifically, the Prepackaged Plan provides for a debt-for-equity swap that will result in its existing unsecured bond obligations being converted into equity.  Existing shareholders will receive common stock and warrants in the reorganized Company.  In addition, the Prepackaged Plan implements agreements the Company reached with its existing secured lenders to continue their support of the Company through an amended and restated term loan agreement with more flexible covenants and an amended and restated ABL loan agreement.  Basic has also completed a $125 million fully backstopped rights offering of mandatorily convertible notes (totaling $131.25 million principal amount of notes including the backstop put premium), which will close on the effective date of the Prepackaged Plan and provide the Company with the cash it needs to operate successfully once it emerges from bankruptcy.  It is expected that the new notes will be deemed converted into equity of Basic contemporaneously with Basic's emergence from chapter 11 and thus will have no debt or interest burden on Basic.  All customer, vendor, and employee obligations associated with the ongoing business will remain unaffected.

Additional information regarding Basic's restructuring is available at www.basicenergyservices.com/restructuring.  Basic has also established a telephone hotline and e-mail address to respond to inquiries from interested parties regarding the restructuring.  The telephone hotline is 844-801-5971. The e-mail address is restructuring@basicenergyservices.com.
Weil, Gotshal & Manges LLP is serving as legal counsel and Moelis & Company LLC is serving as investment banker to Basic.  AP Services, LLC is acting as restructuring advisors to the Company in connection with its restructuring efforts.

Exhibit 99.2

About Basic Energy Services

Basic Energy Services provides well site services essential to maintaining production from the oil and gas wells within its operating area.  The Company employs over 3,500 employees in more than 100 service points throughout the major oil and gas producing regions in Texas, Louisiana, Oklahoma, New Mexico, Arkansas, Kansas, California and the Rocky Mountain and Appalachian regions. Additional information on Basic Energy Services is available on the Company's website at www.basicenergyservices.com.

Safe Harbor Statement

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the status of the negotiations and our liquidity.  Basic has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete.  However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including (i) the ability to satisfy the conditions necessary to declare the Prepackaged Plan effective in the anticipated timeframe, (ii) changes in demand for our services and any related material impact on our pricing and utilizations rates, (iii) Basic's ability to execute, manage and integrate acquisitions successfully, (iv) changes in our expenses, including labor or fuel costs and financing costs, (v) continued volatility of oil or natural gas prices, and any related changes in expenditures by our customers, (vi) competition within our industry, (vii) Basic's ability to comply with its financial and other covenants and metrics in its debt agreements, as well as any cross-default provisions, (viii) the length of time the Debtors will operate under the chapter 11 cases, (ix) risks associated with third-party motions in the chapter 11 cases, which may interfere with the Debtors' ability to develop and consummate the Prepackaged Plan, (x) the potential adverse effects of the chapter 11 cases on the Debtors' liquidity, results of operations or business prospects, (xi) the ability to execute the requirements of the Prepackaged Plan subsequent to its effective date and (xii) increased legal and advisor costs related to the chapter 11 cases and other litigation and the inherent risks involved in a bankruptcy process.  Additional important risk factors that could cause actual results to differ materially from expectations are disclosed in Item 1A of Basic's Form 10-K for the year ended December 31, 2015 and subsequent Form 10-Qs filed with the SEC.  While Basic makes these statements and projections in good faith, neither Basic nor its management can guarantee that anticipated future results will be achieved.  Basic assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by Basic, whether as a result of new information, future events, or otherwise.

Contacts:	Alan Krenek,
Chief Financial Officer
Basic Energy Services, Inc.
817-334-4100

Jack Lascar
Dennard ▪ Lascar Associates
713-529-6600

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